UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) – August 9, 2023

SIFCO Industries, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 East 64th Street, Cleveland Ohio		44103
(Address of principal executive offices)		(ZIP Code)
Registrant’s telephone number, including area code: (216) 881-8600
N.A.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	SIF	NYSE American

Item 1.01	Entry into Material Definitive Agreements.
On August 9, 2023, SIFCO Industries, Inc. (the “Company”) and certain of its subsidiaries (collectively, the “borrowers”) entered into the Seventh Amendment (the “Seventh Amendment”) to the Credit Agreement (as previously amended, the “Credit Agreement”) and the Third Amendment (the “Third Amendment”) to the Export Credit Agreement (the “Export Credit Agreement”), in each case, with JPMorgan Chase Bank, N.A., a national banking association (the “Lender”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

The Seventh Amendment amends the Credit Agreement to, among other things: (a) provide for the waiver by Lender of Existing Defaults (as defined in the Seventh Amendment), (b) advance the maturity date from February 19, 2024 to December 31, 2023 and (c) reduce the Revolving Commitment from $28,000,000 to $23,000,000. The Seventh Amendment provides that (i) the aggregate outstanding principal balance of the Revolving Exposure under the ABL Credit Agreement and Export Revolving Loan may not at any time exceed the lesser of (x) $18,000,000 through September 30, 2023 and $19,000,000 thereafter and (y) the Borrowing Base; (ii) the Reserves under the Borrowing Base in the ABL Credit Agreement are reduced to $1,500,000 through September 30, 2023 and $2,000,000 thereafter; and (iii) the Company shall deliver Rolling 13 Week Cash Forecasts to Lender on a bi-weekly basis.

Lender’s agreement is subject to the continued satisfaction by the Company of certain conditions outlined in the Seventh Amendment, including, the delivery by the Company of: (i) one or more proposed term sheets which provide for the refinancing of all of the Obligations, in each case in an amount sufficient to repay the Obligations in full, by no later than September 19, 2023; (ii) a Confidential Information Memorandum prepared by Houlihan Lokey, by no later than September 20, 2023; and (iii) a duly executed term sheet providing for the refinancing of all of the Obligations in an amount sufficient to repay the Obligations in full, by no later than October 8, 2023.

The Third Amendment amends the Export Credit Agreement to, among other things: (a) provide for the waiver by Lender of Existing Defaults(as defined in the Third Amendment) and (b) advance the maturity date from February 19, 2024 to December 31, 2023.

The foregoing descriptions of the Seventh Amendment to the Credit Agreement and the Third Amendment to the Export Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Seventh Amendment and Third Amendment, respectively, attached to this Form 8-K as Exhibit 10.1 and Exhibit 10.2, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangements of the Registrant.
The disclosure in Item 1.01 and Exhibit 10.1 and Exhibit 10.2 of this report are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits
10.1 Seventh Amendment to the Credit Agreement, dated August 9, 2023, by and among SIFCO Industries, Inc., Quality Aluminum Forge, LLC, and JPMorgan Chase Bank, N.A., a national banking association.

10.2 Third Amendment to the Export Credit Agreement, dated August 9, 2023, by and among SIFCO Industries, Inc., Quality Aluminum Forge, LLC, and JPMorgan Chase Bank, N.A., a national banking association.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc.
(Registrant)

Date: August 10, 2023
/s/ Thomas R. Kubera
Thomas R. Kubera
Chief Financial Officer
(Principal Financial Officer)